UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2021

BLACKBOXSTOCKS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41051	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2021, Blackboxstocks, Inc., a Nevada corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. as the representative of the underwriters named therein (the “Representative” and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”), relating to the issuance and sale by the Company to the Underwriters (the “Offering”) of an aggregate of 2,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $5.00 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Underwriter was granted an option (the “Over-Allotment Option”) for a period of 45 days to purchase from the Company up to an additional 360,000 shares of Common Stock, at the same price per share, to cover over-allotments, if any. In connection with the Offering, the Company uplisted its Common Stock on the Nasdaq Capital Market (“Nasdaq”) effective as of November 9, 2021, and the Common Stock commenced trading on Nasdaq effective as of November 10, 2021 under the symbol “BLBX”.

The material terms of the Offering are described in the final prospectus, dated November 9, 2021 (the “Prospectus”), as filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on November 12, 2021. The Offering was conducted pursuant to a registration statement, as amended, on Form S-1 (File No. 333-260065), initially filed by the Company under the Securities Act with the SEC on October 5, 2021, which was declared effective on November 9, 2021, and a registration statement on Form S-1MEF (File No. 333-260941), filed by the Company under the Securities Act with the SEC on November 10, 2021 and which became effective on such date.

Pursuant to the Underwriting Agreement, the Company agreed to an 8.25% underwriting discount on the gross proceeds received by the Company for the Shares in addition to reimbursement of certain expenses, made customary representations, warranties and covenants concerning the Company, and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. In addition, the Company, its officers and directors and certain holders of 5% or more of our outstanding shares of Common Stock  have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock, the Company’s common stock, or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, during the 180-day period following the date of the Prospectus.

The Offering closed on November 15, 2021. The Company received net proceeds from the Offering of approximately $10.61 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (excluding any exercise of the Over-Allotment Option or the Representative’s Warrant issued to the Representative of its designees, in connection with the Offering).

As described in the Prospectus, the Company intends to use our net proceeds from the Offering (including any additional proceeds that we may receive if the Underwriters exercises the Over-Allotment Option to purchase additional shares of Common Stock), together with our existing cash, to further develop our Blackbox System platform, expand our product offerings, fund marketing efforts to grow our subscriber base, as well as for general and administration expenses and other general corporate purposes.

On November 15, 2021, pursuant to the Underwriting Agreement, the Company executed and delivered to the Representative a Common Stock Purchase Warrant (the “Representative’s Warrant”). Pursuant to the Representative’s Warrant, the Company provided the Representative with a warrant to purchase up to 144,000 shares of Common Stock, which may be exercised beginning on May 14, 2022 (the date that is 180 days from the commencement of sales of Common Stock pursuant to the Offering (the “Commencement Date”)) until November 15, 2026 (the date that is five years from the Commencement Date). The initial exercise price of the Representative’s Warrant  is $6.25 per share, which is equal to 125% of the public offering price for the Shares, and the Representative may not effect the disposition of such warrant from one year following the Commencement Date. In addition, the Representative’s Warrant contain “piggy-back” registration rights with respect to the shares underlying such warrant, and limits the number of shares issuable upon its exercise to 4.99%/9.99% of the outstanding shares of Common Stock, as applicable.

The foregoing descriptions of each of the Underwriting Agreement and the Representative’s Warrant are qualified in their entirety by reference to the full text of each of the Underwriting Agreement and the Representative’s Warrant, copies of which are attached as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference.

Item 8.01.         Other Events.

On November 10, 2021, the Company issued a press release announcing the pricing of the Offering. On November 15, 2021, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement by and between Blackboxstocks, Inc. and Alexander Capital, L.P., dated November 9, 2021
4.1	Representative’s Warrant
99.1	Pricing Press Release issued by Blackboxstocks, Inc. on November 10, 2021
99.2	Closing Press Release issued by Blackboxstocks, Inc. on November 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2021

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler

Gust Kepler, President and Chief Executive Officer